Exhibit 107.1
C
ALCULATION
OF
F
ILING
F
EE
T
ABLE
Form
S-8
(Form Type)
Privia Health Group, Inc.
(Exact name of registrant as specified in its charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.01 par value per share	Other (3)	16,503,780 (2)	$18.84 (3)	$310,931,215.20	$ 153.10 per $1,000,000	$47,603.57

Equity	Common Stock, $0.01 par value per share	Other (5)	3,217,639 (4)	$23.25 (5)	$74,810,106.75	$ 153.10 per $1,000,000	$11,453.43

Total Offering Amounts					$385,741,321.95		$59,057.00

Total Fee Offsets (6)							—

Net Fee Due							$59,057.00

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form
S-8
(this “Registration Statement”) shall also cover any additional shares of the common stock, $0.01 par value per share (“common stock”) of Privia Health Group, Inc. (“Privia”), that become issuable under its 2021 Omnibus Incentive Plan (the “Plan”) by reason of any stock split, stock dividend, recapitalization, or any other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of common
stock.

(2)
Represents additional shares of common stock available for issuance under the Plan as a result of the automatic annual increase in the number of such shares available pursuant to the terms of and subject to the conditions provided in the Plan.

(3)
This Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high ($19.15) and low ($18.52) prices of common stock as reported on the Nasdaq Global Select Market on November 1, 2024 (which is within five business days prior to the date of filing of this Registration Statement).

(4)	Represents shares of common stock available for issuance upon exercise of outstanding stock options granted pursuant to the Plan.

(5)
This Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee and based on $23.25, which is the weighted-average exercise price at which the subject options may be exercised.

(6)	Privia does not have any fee offsets.